UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2012 (March 29, 2012)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13831	74-2851603
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 29, 2012, the Board of Directors (the “Board”) of Quanta Services Inc. (the “Company”) approved the transition of James H. Haddox from Chief Financial Officer of the Company to Executive Vice President, and the appointment of Derrick A. Jensen as Chief Financial Officer of the Company, effective May 17, 2012 following the upcoming annual meeting of stockholders. As of the adjournment of such annual meeting, Mr. Haddox will cease to serve as Chief Financial Officer, but will continue as Executive Vice President and an employee of the Company.

In connection with this transition, the Company entered into a new employment agreement with Mr. Haddox, which agreement is described below, filed as Exhibit 10.1 to this report, and incorporated herein by reference.

(c) On May 17, 2012, Mr. Jensen, age 41, will become Chief Financial Officer of the Company. Mr. Jensen will also continue to serve as the Company’s principal accounting officer. Mr. Jensen has served as the Company’s Senior Vice President – Finance and Administration and Chief Accounting Officer since March 2011. He previously served as Vice President and Chief Accounting Officer of the Company from March 1999 to March 2011, and as Controller of the Company from December 1997 until March 2009. Mr. Jensen became a Certified Public Accountant in the State of Texas in 1997.

There are no arrangements or understandings between Mr. Jensen and any other person pursuant to which he was selected as an officer. There is no family relationship between Mr. Jensen and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Jensen has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with this appointment, the Company entered into a new employment agreement with Mr. Jensen, which agreement is described below, filed as Exhibit 10.2 to this report, and incorporated herein by reference.

(e) Employment Agreements. The Company entered into new Employment Agreements dated March 29, 2012 (each, an “Agreement”) with each of Messrs. Haddox and Jensen. These Agreements will be effective as of May 17, 2012, following the upcoming annual meeting of stockholders, and will supersede existing employment agreements between the Company and Messrs. Haddox and Jensen.

The Agreement with Mr. Haddox has a term beginning May 17, 2012 and continuing through March 31, 2014, with the period from the effective date through March 31, 2013 being the “Initial Term” and the period from April 1, 2013 through March 31, 2014 being the “Transition Term.” At the expiration of the Transition Term and at each annual anniversary thereafter, the term of the Agreement with Mr. Haddox will renew automatically for a one-year term unless the Company or the executive provides at least ninety days prior written notice of non-renewal. Pursuant to his Agreement, Mr. Haddox will receive an annual base salary of $540,193 during the Initial Term, an annual base salary of $270,096 during the Transition Term, and an annual base salary to be determined by the Board during any renewal term. All outstanding awards of restricted stock of the Company held by Mr. Haddox will fully vest as of the earlier of (i) March 31, 2014, provided Mr. Haddox remains employed by the Company as of such date, or (ii) termination of employment without “cause” (as defined in the Agreement).

The Agreement with Mr. Jensen has an initial term of two years that will subsequently renew automatically for a one-year term unless the Company or the executive provides at least six months prior written notice of non-renewal. Mr. Jensen will receive pursuant to his Agreement an annual base salary of $420,000, subject to review by the Board on no less than an annual basis. In connection with Mr. Jensen’s promotion, the Compensation Committee of the Board authorized a restricted stock award to be granted to Mr. Jensen on May 17, 2012, consisting of the number of shares of the Company’s common stock having a fair market value as of the close of business on such date equal to $200,000.

Each Agreement generally terminates upon the executive’s termination of employment due to (i) death, (ii) disability, (iii) “cause” (as defined in the Agreement), (iv) “good reason” following a “change in control” (each as defined in the Agreement), or (v) circumstances without cause. If the executive’s employment is terminated due to disability, the executive will be entitled to a lump-sum payment equal to one year of his annual base salary, subject to execution of a waiver and release agreement. If the executive’s employment is terminated without cause (other than within 12 months following a change in control), the executive will be entitled to a lump-sum payment equal to two years of his annual base salary, subject to execution of a waiver and release agreement. If within 12 months following a change in control (as defined in the Agreement), the executive terminates his employment for good reason or his employment is terminated other than for cause, the executive will be entitled to severance benefits equal to (i) a lump-sum payment equal to three times the sum of (x) his annual base salary at the rate then in effect and (y) the higher of (1) the highest annual cash bonus paid (or earned, if not yet paid) to him under the Company’s annual incentive plan for the past three fiscal years or (2) his target annual cash bonus payable for the current fiscal year (or if such target bonus has not yet been determined, for the most recently completed fiscal year), and (ii) continued medical, dental and vision benefits for the executive and his dependents for three years after termination or, if sooner, until the executive receives such benefits from a subsequent employer. No severance is payable upon the termination of employment due to death, termination with cause, or a voluntary termination by the executive without good reason.

Each Agreement contains customary non-competition covenants restricting the ability of the executive to compete with the Company during the term of his employment and for a period of two years thereafter, prohibiting solicitation of customers and employees for the same period, and prohibiting him from disclosing confidential information and trade secrets. However, if the Company notifies the executive that the Company will not renew the Agreement and the executive remains employed through the end of the employment term, the covenants restricting competition and solicitation of customers and employees apply for a period of one year following the notice of non-renewal.

The foregoing description of the Agreements is qualified in its entirety by reference to the full text thereof, copies of which are filed as Exhibits 10.1 and 10.2 to this report.

Item 7.01	Regulation FD Disclosure.

On April 2, 2012, the Company issued a press release announcing that effective May 17, 2012, James H. Haddox will assume the role of Executive Vice President and Derrick A. Jensen will become Chief Financial Officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the press release identified above shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.		Exhibit

10.1	*	Employment Agreement dated March 29, 2012, effective as of May 17, 2012, by and between Quanta Services, Inc. and James H. Haddox

10.2	*	Employment Agreement dated March 29, 2012, effective as of May 17, 2012, by and between Quanta Services, Inc. and Derrick A. Jensen

99.1		Press Release of Quanta Services, Inc. dated April 2, 2012

*	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2012	QUANTA SERVICES, INC.

	By:	/s/ Tana Pool
Name: Tana Pool
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.		Exhibit

10.1	*	Employment Agreement dated March 29, 2012, effective as of May 17, 2012, by and between Quanta Services, Inc. and James H. Haddox

10.2	*	Employment Agreement dated March 29, 2012, effective as of May 17, 2012, by and between Quanta Services, Inc. and Derrick A. Jensen

99.1		Press Release of Quanta Services, Inc. dated April 2, 2012

*	Management contract or compensatory plan or arrangement